Exhibit 10.1

THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT
This Third Amendment to Revolving Credit and Security Agreement (this "Third Amendment") is dated this 14th day of June, 2018, by and among Oregon Metallurgical, LLC, an Oregon limited liability company, Allegheny Ludlum, LLC, a Pennsylvania limited liability company, TDY Industries, LLC, a California limited liability company, International Hearth Melting, LLC, an Oregon limited liability company, ATI Precision Finishing, LLC, a Pennsylvania limited liability company, Titanium Wire Corporation, a Pennsylvania corporation, Environmental, Inc., a California corporation, ATI Titanium LLC, a Delaware limited liability company, ATI Flowform Products, LLC, a Delaware limited liability company, ATI Ladish LLC, a Wisconsin limited liability company, ATI Ladish Machining, Inc., a Nevada corporation, Chen-Tech Industries, Inc., a Nevada corporation, Pacific Cast Technologies, Inc., a Nevada corporation, ATI Powder Metals LLC, a Pennsylvania limited liability company, and ATI FLAT ROLLED PRODUCTS HOLDINGS, LLC, a Pennsylvania limited liability company and each Person joined hereto as a borrower from time to time, collectively, the "Borrowers", and each a "Borrower"), the Guarantors (as defined therein) party hereto, the LENDERS (as defined therein) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (hereinafter referred to in such capacity as the "Agent").
W I T N E S S E T H:
WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent entered into that certain Revolving Credit and Security Agreement, dated effective as of September 23, 2015, by and among the Borrowers, the Guarantors, the Lenders and the Agent, as amended by that certain: (i) First Amendment to Revolving Credit and Security Agreement, dated May 13, 2016, by and among the Borrowers, the Guarantors, the Lenders and the Agent; and (ii) Second Amendment to Revolving Credit and Security Agreement, dated June 21, 2017, by and among the Borrowers, the Guarantors the Lenders and the Agent (as further amended, modified, supplemented, extended, renewed or restated from time to time, the "Credit Agreement"); and
WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement which provisions require Required Lenders approval and the consent of the affected Lenders, and the Required Lenders and such affected Lenders and the Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.

2.Section 1.2 of the Credit Agreement is hereby amended by inserting the following new definition in its appropriate alphabetical order:

"Third Amendment Closing Date" shall mean June 14, 2018.
3.Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in their stead the following:

"Applicable Margin" shall mean: (a) the percentage spread to be added to Revolving Advances and Swing Loans consisting of Domestic Rate Loans based upon the Average Undrawn Availability for the most recently ended fiscal quarter according to the pricing grid set forth below under the heading "Applicable Margins for Domestic Rate Loans"; (b) the percentage spread to be added to Revolving Advances consisting of LIBOR Rate Loans and Swing Loans consisting of Daily LIBOR Rate Loans based upon the Average Undrawn Availability for the most recently ended fiscal quarter according to the pricing grid set forth below under the heading "Applicable Margins for LIBOR Rate Loans/Daily LIBOR Rate Loans"; and (c) with respect to the Term Loan, two and one-half of one percent (2.50%).
Effective as of the date on which the Borrowing Base Certificate required under Section 9.9 for the applicable month-end corresponding with the applicable most recently completed fiscal quarter-end of each fiscal year (each such Borrowing Base Certificate referred to herein as the "Quarter-End Borrowing Base Certificate") is due to be delivered (each day on which such delivery is due, an "Adjustment Date"), the Applicable Margin for each type of Advance (other than the Term Loan) shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Average Undrawn Availability for the most recently completed fiscal quarter prior to the applicable Adjustment Date:

LEVEL	AVERAGE UNDRAWN AVAILABILITY	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS (Revolving Advances, Swing Loans)	APPLICABLE MARGINS FOR LIBOR RATE LOANS/DAILY LIBOR RATE LOANS (Revolving Advances, Swing Loans)	LETTERS OF CREDIT FEE
I	Greater than or equal to 66.66% of the Maximum Revolving Advance Amount	.75%	1.75%	1.75%
II	Less than 66.66% but greater than or equal to 33.33% of the Maximum Revolving Advance Amount	1.00%	2.00%	2.00%
III	Less than 33.33% of the Maximum Revolving Advance Amount	1.25%	2.25%	2.25%

The Applicable Margin as of the Third Amendment Closing Date shall be based upon the percentages associated with Level I pricing in the pricing grid above, and such Applicable Margin shall remain in effect until the first Adjustment Date following the Third Amendment Closing Date.
If Borrowers shall fail to deliver a Quarter-End Borrowing Base Certificate required under Section 9.9 by the dates required pursuant to such section, the Applicable Margin for each type of Advance (other than the Term Loan) shall be conclusively presumed to equal the percentages associated with Level III of the pricing grid set forth above until the date of delivery of such Quarter-End Borrowing Base Certificate, at which time the rate will be adjusted based upon the Average Undrawn Availability reflected on such Quarter-End Borrowing Base Certificate. Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin for each type of Advance (other than the Term Loan) shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default, the Applicable Margin for each type of Advance (other than the Term Loan) shall increase to and equal the percentages associated with Level III of the pricing grid set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Average Undrawn Availability reflected on the most recently delivered Quarter-End Borrowing Base Certificate delivered by Borrowers to Agent pursuant to Section 9.9. Any increase in interest rates and/or other fees payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Section 9.9 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2 hereof.
If, as a result of any restatement of, or other adjustment to, the Quarter-End Borrowing Base Certificate or for any other reason, Agent determines that (a) the Average Undrawn Availability as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Average Undrawn Availability for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Average Undrawn Availability would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.
4.Article III of the Credit Agreement is hereby amended to insert therein as a new Section 3.12 the following:
3.12    Successor LIBOR Rate Index.
(a)    If the Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 3.8 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.8 have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or a Governmental Body having jurisdiction over the Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (b) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Agent may (in consultation with the Borrowing Agent) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement.
(b)    The Agent and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the Other Documents (including, without limitation, Section 16.2), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Rate and the replacement index.
(d)    Until an amendment reflecting a new replacement index in accordance with this Section 3.12 is effective, each advance, conversion and renewal of any LIBOR Rate Loan will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all LIBOR Rate Loans shall automatically be converted to Domestic Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
5.Section 9.11 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
9.11    Additional Information. (i) Furnish the Agent and the Lenders such information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith; and (ii) furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Loan Parties party thereto including, without the necessity of any request by Agent, (a) at least twenty (20) days prior thereto, notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business where Collateral is located, (c) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound where such events would reasonably be expected to result in a Material Adverse Change, and (d) promptly upon any Loan Party’s learning thereof, notice of any Designated Customer’s failure to maintain a rating of either "Baa3" or higher from

Moody's, "BBB-" or higher from Standard & Poor's, or "BBB-" or higher from Fitch.
6.The provisions of Section 2 through Section 5 of this Third Amendment shall not become effective until the Agent shall have received:

(a)     this Third Amendment, duly executed by the Borrowers, the Guarantors, the affected Lenders and, without duplication, the Required Lenders and the Agent;
(b)     payment of all fees and expenses owed to the Agent, and the Agent's counsel in connection with this Third Amendment and the Credit Agreement (including, without limitation, any such fees and expenses payable pursuant to any fee letter entered into between the Borrowers and the Agent in connection herewith); and
(c)     such other documents in connection with such transactions as the Agent or said counsel may reasonably request.
7.Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

8.Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which secured the Obligations immediately prior to the entering into of this Third Amendment continues to secure the Obligations.

9.Each Loan Party represents and warrants to the Agent and each of the Lenders as follows: (i) such Loan Party has the full power to enter into, execute, deliver and carry out this Third Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Third Amendment by such Loan Party nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate or articles of incorporation, bylaws or other organizational documents of such Loan Party or (b) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party, and (iii) this Third Amendment has been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Third Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance and general concepts of equity.

10.Each Loan Party represents and warrants that (i) no Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Third Amendment or the performance or observance of any provision hereof or any transaction completed hereby, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement or pursuant to this Third Amendment.

11.Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

12.The agreements contained in this Third Amendment are limited to the specific agreements made herein. Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or the Lenders under the Credit Agreement or any Other Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document in similar or different circumstances.  This Third Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Third Amendment amends the Credit Agreement and is not a novation thereof. Nothing expressed or implied in this Third Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Borrower or any Guarantor under the Credit Agreement or any Other Document from any of its obligations and liabilities thereunder.

13.This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

14.This Third Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each of the Loan Parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this Third Amendment.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their officers thereunto duly authorized, have executed this Third Amendment on the day and year first above written.

BORROWERS:
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Oregon Metallurgical, LLC, an Oregon limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Allegheny Ludlum, LLC, a Pennsylvania limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	TDY Industries, LLC, a California limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________
International Hearth Melting, LLC, an Oregon limited liability company
By: Oregon Metallurgical, LLC, its Sole Manager
By:_/s/ Patrick J. DeCourcy_____
Name: Patrick J. DeCourcy
Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

BORROWERS (Continued)
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Precision Finishing, LLC, a Pennsylvania limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Titanium Wire Corporation, a Pennsylvania corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Environmental, Inc., a California corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Titanium LLC, a Delaware limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

BORROWERS (Continued)
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Flowform Products, LLC, a Delaware limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Ladish LLC, a Wisconsin limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President

WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Ladish Machining, Inc., a Nevada corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

BORROWERS (Continued)
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Chen-Tech Industries, Inc., a Nevada corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Pacific Cast Technologies, Inc., a Nevada corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Powder Metals LLC, a Pennsylvania limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI FLAT ROLLED PRODUCTS HOLDINGS, LLC, a Pennsylvania limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

GUARANTORS:
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Funding Corporation, a Delaware corporation By:_/s/ Rose Marie Manley_____ Name: Rose Marie Manley Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	TDY Holdings, LLC, a Delaware limited liability company By:_/s/ Rose Marie Manley_____ Name: Rose Marie Manley Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Operating Holdings, LLC, a Delaware limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Properties, LLc., a Delaware limited liability company By:_/s/ Elliot S. Davis_________ Name: Elliot S. Davis Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

GUARANTORS (continued):
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ALC Funding Corporation, a Delaware corporation By:_/s/ Rose Marie Manley_____ Name: Rose Marie Manley Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Allegheny Technologies Incorporated, a Delaware corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Senior Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Canada Holdings, Inc., a Delaware corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Allegheny Technologies International, Inc., a California corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

GUARANTORS (Continued):
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	AII Investment Corp., a Delaware corporation By:_/s/ Rose Marie Manley______ Name: Rose Marie Manley Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI Allegheny Ludlum, Inc., a Massachusetts corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	TI Oregon, Inc., an Oregon corporation By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Jessop Steel, LLC, a Pennsylvania limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

GUARANTORS (Continued):
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	Jewel Acquisition, LLC, a Delaware limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	AII Acquisition, LLC, a Pennsylvania limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	ATI FRP Properties, LLC, a Delaware limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: _/s/ Colleen A. Fox_________	726 HOLDINGS, LLC, a Delaware limited liability company By:_/s/ Patrick J. DeCourcy_____ Name: Patrick J. DeCourcy Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

LENDERs:
PNC BANK, NATIONAL ASSOCIATION, As Lender and as Agent

By:_/s/ Douglas Hoffman_______________
Name:Douglas Hoffman
Title:Senior Vice President
Three PNC Plaza, Sixth Floor
225 Fifth Avenue
Pittsburgh, PA 15222

Revolving Commitment Percentage: 21.2500000000%
Revolving Commitment Amount $85,000,000.00
Term Loan Commitment Percentage: 63.7500000000%
Term Loan Commitment Amount $63,750,000.00

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BANK OF AMERICA, N.A.

By:_/s/ Kevin W. Corcoran_____
Name:Kevin W. Corcoran
Title:Vice President
Four Penn Center, 1600 JFK Blvd.
Philadelphia, PA 19103
Attention: Kevin W. Corcoran, Vice President; AB Sr. Portfolio Specialist
Revolving Commitment Percentage: 17.5000000000%
Revolving Commitment Amount $70,000,000.00
Term Loan Commitment Percentage: 16.2500000000%
Term Loan Commitment Amount $16,250,000.00

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

CITIBANK, N.A.

By:_/s/ Brendan Mackay_______
Name:Brendan Mackay
Title:Vice President and Director
390 Greenwich St.
New York, NY 10013
Revolving Commitment Percentage: 12.5000000000%
Revolving Commitment Amount $50,000,000.00
Term Loan Commitment Percentage: 20.0000000000%
Term Loan Commitment Amount $20,000,000.00

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JPMORGAN CHASE BANK, N.A.

By:_/s/ James Shender________
Name:James Shender
Title:Vice President
383 Madison Avenue, Floor 24
New York, NY 10179
Revolving Commitment Percentage: 11.2500000000%
Revolving Commitment Amount $45,000,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

MUFG UNION BANK, N.A.

By:_/s/ Adrian Avalon_________
Name:Adrian Avalon
Title:Director
445 South Figueroa Street
Los Angeles, CA 90071
Revolving Commitment Percentage: 12.5000000000%
Revolving Commitment Amount $50,000,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

THE BANK OF NEW YORK MELLON

By:_/s/ William M. Feathers____
Name:William M. Feathers
Title:Director
500 Grant Street, 36th Floor
Pittsburgh, PA 15258-0001
Revolving Commitment Percentage: 8.7500000000%
Revolving Commitment Amount $35,000,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:_/s/ Jake Elliot____________
Name:Jake Elliot
Title:Authorized Signatory
2450 Colorado Ave., Suite 3000 West
Santa Monica, CA 90404
Revolving Commitment Percentage: 11.2500000000%
Revolving Commitment Amount $45,000,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

HSBC Bank USA, N.A.

By:________________________
Name:________________________
Title:________________________
425 Fifth Avenue
New York, NY 10018
Attention: ______________________________
Revolving Commitment Percentage: 5.0000000000%
Revolving Commitment Amount $20,000,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00